Exhibit 10(f)

1st FRANKLIN FINANCIAL CORPORATION
Director Compensation Summary Term Sheet

Compensation to be paid to the following directors, whether or not executive officers of the Company, will be as follows:

Name of Director                 Compensation

Ben F. Cheek, III (Chairman Emeritus) *	$—
Ben F. Cheek, IV (Chairman)	$35,000
A. Roger Guimond	$35,000
James H. Harris, III	$35,000
Jerry J. Harrison, Jr.	$35,000
Virginia C. Herring	$35,000
Donata Ison	$35,000
John G. Sample, Jr. (Audit Committee Chairman)	$40,000
C. Dean Scarborough	$35,000
Keith D. Watson	$35,000

* Note: Mr. Ben F. Cheek, III elected not to receive any Director Fees.